UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2005

Instinet Group Incorporated

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(Exact Name of Registrant as Specified in Charter)

Delaware 000-32717 13-4134098

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3 Times Square, New York, New York 10036

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Registrant's telephone number, including area code: 212-310-9500

Not Applicable

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

_ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINICIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On May 17, 2005, the Board of Directors of Instinet Group Incorporated ("Instinet Group") approved the appointment of John Fay and Alexander Goor as Co-Presidents of Instinet Group. John Fay has been Instinet Group's Chief Financial Officer and Executive Vice President of Administration since October 2002 and its head of Strategy and Corporate Development since September 2003. Mr. Fay had joined The Island ECN, Inc. as CFO in July 2001. Prior to joining The Island ECN, Inc., Mr. Fay was employed by Goldman Sachs & Co. as Vice President and Chief Financial Officer of its online Wealth Management business from 1999 to 2001. Alexander Goor has been President of the Inet ATS, Inc., a subsidiary of Instinet Group, since November 2003. Previously, Mr. Goor had been Instinet Group's Executive Vice President for Strategy and Planning since October 2002. Before joining Instinet Group, Mr. Goor was the Chief Strategy Officer of Datek Online Holdings Corporation from January 1999 to September 2002. Mr. Goor also served as President of Watcher Technologies. The position of President of Instinet Group had been vacant prior to these appointments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

INSTINET GROUP INCORPORATED

Registrant

Date: May 23, 2005

By: /s/ Paul A. Merolla

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Paul A. Merolla

Executive Vice President and General Counsel